                                   EXHIBIT 21


                   SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                             State or Other Jurisdiction of       Names Under Which
    Name of Subsidiary        Incorporation or Organization   Subsidiary Does Business
--------------------------   ------------------------------   ------------------------

First Savings Bank, F.S.B.   Federal Charter - Savings and          "First Bank"
                                   Loan Association

First Equity Development              New Mexico                         N/A
     Corporation